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                                                                    EXHIBIT 11.1

                          U.S. OFFICE PRODUCTS COMPANY
             STATEMENT REGARDING COMPUTATION OF NET INCOME PER SHARE
                    (In thousands, except per share amounts)


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                                                                                               Three Months Ended
                                                                                               ------------------
                                                                                               July 25,     July 26,
                                                                                                 1998        1997
                                                                                               -------      --------
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Basic income (loss) per share:

   Income (loss) from continuing operations
     before extraordinary items                                                              $   (83,543)   $     9,035
   Income (loss) from discontinued operations,
     net of income taxes                                                                          (1,294)        10,951
   Extraordinary items - net loss on early
     termination of debt instruments                                                                 269
                                                                                             -----------    -----------
   Net income  (loss)                                                                        $   (85,106)   $    19,986
                                                                                             -----------    -----------
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   Weighted average shares outstanding                                                            35,073         26,579
                                                                                             -----------    -----------
                                                                                             -----------    -----------


   Basic income (loss) per share:
     Income (loss) from continuing operations
       before extraordinary items                                                            $    (2.38)    $       .34
     Income (loss) from discontinued operations,
       net of income taxes                                                                        (0.04)            .41
     Extraordinary items                                                                          (0.01)
                                                                                             -----------    -----------
       Net income (loss)                                                                     $    (2.43)    $       .75
                                                                                             -----------    -----------
                                                                                             -----------    -----------


Diluted income (loss) per share:

   Income (loss) from continuing operations
     before extraordinary items                                                              $   (83,543)   $     9,035
   Income (loss) from discontinued operations,
     net of income taxes                                                                          (1,294)        10,951
   Extraordinary items - loss on early
     termination of debt instruments                                                                 269
                                                                                             -----------    -----------
   Net income (loss)                                                                         $   (85,106)   $    19,986
                                                                                             -----------    -----------
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   Weighted average shares outstanding                                                            35,073         26,579
   Common stock equivalents from stock options                                                                      459
                                                                                             -----------    -----------
   Total weighted average shares outstanding                                                      35,073         27,038
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   Diluted income (loss) per share:
     Income (loss) from continuing operations
       before extraordinary item                                                             $    (2.38)    $       .33
     Income (loss) from discontinued operations,
       net of income taxes                                                                        (0.04)            .41
     Extraordinary items                                                                          (0.01)
                                                                                             -----------    -----------
     Net income (loss)                                                                       $    (2.43)    $      .74
                                                                                             -----------    -----------
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